Crestar Bank
P.O. Box 26665
Richmond, VA  23261-6665
(804) 782-5000


                                                                        CRESTAR


June 26, 1997



Mr. Gary M. Farrell
Chief Financial Officer
Open Plan Systems, Inc.
4299 Carolina Avenue, Bldg. C
Richmond, VA 23222

Dear Gary:

     On behalf of Crestar Bank (the "Bank"), I am pleased to advise you that the Bank has renewed and increased its line of credit (the "Line") extended to Open Plan Systems, Inc. (the "Borrower"). The Line shall be for the purposes and subject to the terms and conditions set forth below.

1.  Amount and Purpose:

    Upon acceptance of this letter agreement, the Bank will renew and increase its revolving line of credit provided to the Borrower to $10,000,000 (subject to the advance limits described herein). The purpose of this facility shall continue to be to finance working capital requirements and future acquisitions of the Borrower. Advances under the Line will be evidenced by the Borrower's master note in the amount of the Line and delivered prior to advances.

2.  Repayment:

    All principal advances made under the Line shall be payable on a demand basis.

3.  Interest Rate / Fees:

    Interest shall be computed on the aggregate unpaid principal balance of the Line from time to time outstanding at a rate equal to the LIBOR Rate (as defined below) plus credit spreads as follows:

                                                                               Unused          Credit
                                                                               Fee             Spread

    If Funded Debt / EBITDA > 3.00                                             35bp             2.25%
    If Funded Debt / EBITDA > 2.00 & < 3.00                                    25bp             1.75%
    If Funded Debt / EBITDA < 2.00                                             15bp             1.25%

    Funded debt shall be defined as total borrowed funds measured at each quarter-end.

    EBITDA shall be defined as net earnings before subtracting for interest, taxes, depreciation and amortization. This measure shall be calculated on a quarterly basis and include the four most recent (rolling) quarters.

    The Bank shall charge a fee for the credit facility based on the unused amount of the facility (per annum). This fee amount shall be payable on a quarterly basis in arrears and shall be calculated based on the ratio of Funded Debt / EBITDA as noted above.

    The term LIBOR shall mean the rate published in The Wall Street Journal for "London InterBank Offered Rates (LIBOR)" for maturities of 30 days. If such amounts are not published in The Wall Street Journal, the LIBOR Rate shall mean the rate of interest at which deposits in immediately available and freely transferable funds in U.S. dollars are offered by major banks to major banks in the London InterBank Eurodollar Market for delivery on the first day of the applicable interest period with the corresponding maturity (30 days). The current LIBOR Rate is 5.6875%. For the purposes of establishing the rate to be charged on this loan the Bank will set the LIBOR base rate on the first day of each month and that rate will remain in effect for all borrowings during that month.

4.  Collateral:

    All advances shall be secured by a blanket first security interest in all inventory, accounts receivable, fixed assets, and general intangibles now owned or hereafter acquired by the Borrower. The Borrower agrees to maintain adequate hazard insurance coverage covering the above inventory and fixed assets with the Bank named as loss payee.

    Advances under the Line shall be limited to 70% of eligible accounts receivable balances aged 90 days or less and 50% of eligible inventory on hand. Eligibility shall be defined as calculated on a monthly basis from aging of accounts receivable and monthly internal financial statements which shall be provided by the Borrower to the Bank on a monthly basis no later than 20 days after month-end.

5.  Expiration of Line:

    Unless extended in writing at the sole option of the Bank, the Line shall expire on May 31, 1998.

6.  General and Special Conditions:

    (A)     Additional Debt:
            The Borrower shall incur no additional debt for borrowed funds without the prior written consent of the Bank.

    (B)     Funded Debt/EBITDA:
            The Borrower must maintain a ratio of Funded Debt / EBITDA (as defined earlier) of no more than 4.0. This shall be measured at each quarter-end as noted above in section #3. Despite this ratio, line availability during the quarter ending 9/30/97 will be allowed to exceed 4.0, however, will be limited to the lesser of $5,000,000 or the collateral availability as outlined in section #4. At the 9/30/97 quarter-end and during subsequent quarters the above noted Funded Debt / EBITDA 4.0 required ratio shall apply.

    (C)     Interest Coverage Ratio
            The Borrower must maintain a ratio of EBIT / Interest Expense no less than 3.00 to 1.00 as measured at each quarter-end. (EBIT shall be defined as - Net Earnings before Interest & Taxes). This ratio shall be measured on a quarter by quarter basis.

    (D)     Loan Documents:
            The Line will be governed by this letter agreement and by the other loan documents required by the Bank, including the master note, security agreements, UCC financing statements covering corporate locations in (Richmond, Atlanta, and Lansing) and corporate borrowing resolution. All loan documents must be in form and substance satisfactory to the Bank.

    (F)     Expenses:
            The Borrower shall pay all of the Bank's out-of-pocket expenses, including all filing fees and all fees and expenses of the Bank's counsel, in connection with the making of loans.

    (G)     Financial Statements:
            The Borrower must furnish to the Bank (1) within 120 days after the end of its fiscal year, a copy of its audited financial statements containing the unqualified report of its independent certified public accountants; (2) within 45 days after the end of each fiscal quarter, a copy of the quarterly 10-Q reports; (3) within 20 days after the end of each of its fiscal months, a copy of its interim monthly financial statements in form satisfactory to the Bank (monthly financial statements on an unconsolidated basis shall be acceptable to the Bank, however, if available Bank would ask that summary level consolidated statements also be provided); (4) within 20 days after the end of each of its fiscal months, a listing of the Borrower's accounts receivable aging report and an inventory report; and (5) such other information as the Bank may from time to time request.

    (H)     Acquisitions:
            Within 45 days following the funding of any acquisition with a purchase price in excess of $2,000,000, Borrower agrees to provide the Bank with general financial information regarding that acquisition.

7.  Events of Default:

    Events of default include late payments of principal and/or interest and violation of any covenants in this agreement or other loan documents.

     Please signify your acceptance by signing and returning the enclosed copy of this letter and renewal note. This commitment shall be void unless accepted by the Company prior to July 31, 1997.

Sincerely,



David S. Reynolds
Vice President

Accepted and agreed to this _____ day of __________, _____.

Open Plan Systems, Inc.

By:                                         Title:

Commercial Note


Borrower:                      Open Plan Systems, Inc.

Loan Amount:                   Ten Million Dollars and no cents ($10,000,000.00)

Borrower's Address:            4299 Carolina Avenue, Bldg. C
                               Richmond, VA 23222-1403

Officer: David S Reynolds __________ (initials) Date:  June 26,1997

Account No: 04300011120229   Note No: 1001   Note Type:  Renewal Loan



     For Value Received, the undersigned (whether one or more) jointly and severally promise to pay to the order of Crestar Bank (the "Bank") at any of its offices, or at such place as the Bank may designate in writing, without offset and in Immediately available funds, the Loan Amount shown above, including or plus interest, and any other amounts due, upon the terms specified below.

Loan Type And Repayment Terms
Loan Type:        Revolving Master Borrowing Line

                     This is an open end revolving line of credit. You may borrow an aggregate principal amount up to the Loan Amount shown above outstanding at any one time.

Repayment Terms:     Principal on demand, plus interest, but the undersigned
                     shall be liable for only so much of the Loan Amount as shall be equal to the total advanced to or for the undersigned, or any of them, by the Bank from time to time, less all payments made by or for the undersigned and applied by the Bank to principal, plus interest on each such advance, and any other amounts due all as shown on the Bank's books and records, which shall be prima facie evidence of the amount owed.

                     This Master Borrowing arrangement will terminate upon written notice from the Bank to the undersigned, or if such notice is not sooner given, 60 months from the date of this Note, unless an alternate termination date is indicated in the "Agreement", as defined below.

                     The Bank shall have the right to demand payment at any time even if an event of default (as identified in this Note) has not occurred.

Additional Terms And Conditions:

This Note is governed by additional terms and conditions contained in a Commitment Letter between the undersigned and the Bank dated June 26, 1997, and any modifications, renewals, extensions or replacements thereof (the "Agreement"), which is incorporated in this Note by reference. In the event of a conflict between any term or condition contained in this Note and in the Agreement, such term or condition of the Agreement shall control.

Interest

Accrued interest will be payable on the last day of each month beginning on June 30, 1997.

Interest will accrue daily on an actual/360 basis (that is, on the actual number of days elapsed over a year of 360 days).

Each scheduled payment made on this Note will be applied to accrued interest before it is applied to principal. Interest will accrue from the date of this Note on the unpaid balance and will continue to accrue after maturity, whether by acceleration or otherwise, until this Note is paid in full. If this is a variable rate transaction, the interest rate is prospectively subject to increase or decrease without prior notice, and if this is a Term-Variable Payment loan, adjustments in the payment schedule will be made as necessary. If this is a variable transaction which uses a Crestar Prime Rate as the index, the index is subject to increase or decrease at the sole option of the Bank.




-------------------------------------------------------------------------------
                                IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

-------------------------------------------------------------------------------

CRE 0261 VA (11/96)
Copies:  0 Distribution: Original - Collateral File
____________ (Bor's initials)

--------------------------------------------------------------------------------

Capital Adequacy

Should the Bank, after the date of this Note, determine that the adoption of any law or regulation regarding capital adequacy, or any change in its interpretation or administration, has or would have the effect of reducing the Bank's rate of return under this Note to a level below that which the Bank could have achieved but for the adoption or change, by an amount which the Bank considers to be material, then, from time to time, 30 days after written demand by the Bank, the undersigned shall pay to the Bank such additional amounts as will compensate the Bank for the reduction. Each demand by the Bank will be made in good faith and accompanied by a certificate claiming compensation under this paragraph and stating the amounts to be paid to it and the basis for the payment.

Late Charges And Other Authorized Charges

If any portion of a payment is at least ten (10) days past due, the undersigned agree to pay a late charge of 5.00% of the amount which is past due. Unless prohibited by applicable law, the undersigned agree to pay the fee established by the Bank from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition, as permitted by applicable law, the undersigned agree to pay the following: (1) all expenses, including, without [imitation, all court or collection costs, and attorneys' fees of 25% of the unpaid balance of this Note, or actual attorneys' fees if in excess of such amount, whether suit be brought or not, incurred in collecting this Note; (2) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which the Bank from time to time in its sole discretion may deem necessary; (3) any premiums for property insurance purchased on behalf of the undersigned or on behalf of the owner(s) of the Collateral pursuant to any security instrument relating to the Collateral; (4) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by the Bank of attorneys with respect to this Note and the obligations it evidences; and (5) any other charges permitted by applicable law. The undersigned agree to pay these authorized charges on demand or, at the Bank's option, the charges may be added to the unpaid balance of the Note and will accrue interest at the stated Rate. Upon the occurrence of an event of default, interest will accrue at the Default Rate.

Waivers

The undersigned and each other Party waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note. The undersigned and each other Party waive any rights to require the Bank to proceed against any other Party or person or any Collateral before proceeding against the undersigned or any of them, or any other Party, and agree that without notice to any

Party and without affecting any Party's liability, the Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any Party or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Party primarily or secondarily liable. The undersigned and each other Party agree that the Bank may apply all moneys made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Party to the Bank, as the Bank may elect from time to time. The undersigned also waive any rights afforded to them by Sections 49-25 and 49-26 of the Code of Virginia of 1950 as amended. TO THE EXTENT LEGALLY PERMISSIBLE, THE UNDERSIGNED WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Judgment By Confession

The undersigned hereby duly constitute and appoint Joel W. Maddock or Donna R. Norfleet as the true and lawful attorney-in-fact for them in any or all of their names, place and stead, and upon the occurrence of an event of default, to confess judgment against them, or any of them, in the Circuit Court for the City of Richmond, Virginia, upon this Note and all amounts owed hereunder, including all costs of collection, attorneys' fees equal to 25% of the unpaid principal balance hereof and court costs, hereby ratifying and confirming the acts of said attorney-in-fact as if done by themselves, expressly waiving benefit of any homestead or other exemption laws.

Severability, Amendments And No Waiver By Bank

Any provision of this Note which is prohibited or unenforceable will be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the undersigned from any term of this Note, will in any event be effective unless it is in writing and signed by an authorized employee of the Bank, and then the waiver or consent will be effective only in the specific instance and for the specific purpose for which given. If the interest Rate is tied to an external index and the index becomes unavailable during the term of this loan, the Bank may designate a substitute index with notice to the Borrower. No failure or delay on the part of the Bank to exercise any right, power or remedy under this Note may be construed as a waiver of the right to exercise the same or any other right at any time.

CRE 0261 VA (11/96)
____________ (Borrowers's initials)

--------------------------------------------------------------------------------
Corporate Borrowing Resolution



Name of Corporation                                           Date
Taxpayer I.D. No.

I hereby certify to Crestar Bank ____________ (the "Bank") that I am the Secretary of the above corporation (the "Corporation") which is duly organized and existing under the laws of ____________, that the following is a true copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting duly held on the ____ day of ________, 199__ at which a quorum was present and voting throughout and that such resolutions have not been rescinded or modified:

"RESOLVED, that any ______ (number of signatures required) of the following (insert the titles of authorized officers)



or their successors, are hereby authorized and empowered (1) to make application, release financial information and borrow from time to time on behalf of the Corporation from the Bank such sums of money as they or any of them may deem requisite for the use of the Corporation and to discount, sell, assign, or otherwise transfer to the Bank any property belonging to the Corporation including, but not limited to, accounts receivable, promissory notes, instruments, leases, trade paper and chattel paper, and to endorse or guarantee the same in the name of the Corporation, all on such terms and conditions as may be agreed upon by any of such officers and the Bank from time to time; (2) to make, execute and deliver promissory notes or other obligations of the Corporation, including, but not limited to, obligations under letters of credit in form satisfactory to the Bank for any sums so obtained; and (3) to mortgage, assign, transfer or pledge as collateral security for any sums so obtained or otherwise any property belonging to the Corporation (whether real or personal, tangible or intangible) including, but not limited to, accounts receivable, promissory notes, instruments, documents of title, chattel paper, contract rights, securities, insurance policies, inventories and equipment and to make any endorsements or execute any instruments in the name of the Corporation, including, but not limited to, security agreements, deeds of trust, financing statements, assignments, transfers and guarantees which may be necessary or proper to effect such mortgage, assignment transfer or pledge in form satisfactory to the Bank, and

FURTHER RESOLVED that the obtaining by the Corporation of any sums of money from the Bank heretofore, and any notes, or other instruments heretofore executed in the name of the Corporation by any of its officers or employees and any assignment transfer or pledge of any property belonging to the Corporation as security for such loans, or otherwise, are hereby approved and ratified.

FURTHER RESOLVED that the foregoing resolutions shall remain in full force and effect until written notice of their amendment or rescission shall have been received by the Bank and receipt of such notice acknowledged by it, and that receipt and. acknowledgment of such notice shall not affect any action taken by the Bank prior thereto."

I further certify that there is no provision in the Charter or By-laws or any Shareholder Agreement of the Corporation, or in any instrument to which the Corporation is a party or by which it may be bound, limiting the power of the Board of Directors to adopt the above resolutions and that such resolutions are in conformity with the provisions of the Charter and By-laws and any Shareholder Agreement and do not violate the provisions of any such instrument.

IN WITNESS WHEREOF, I have subscribed my name as Secretary of the Corporation and affixed the Corporate Seal on the date set forth above.



(Affix Corporate Seal Here)
                                                              Secretary

(This Certificate must also be signed by an additional officer.)

I, _____________________________, the                        of the above named
Corporation, do hereby certify that                                          is
the duly elected Secretary and is now acting in this capacity and is authorized to sign this Resolution.




                                                             Signature and Title

CRE-0028 SYS (10/92)


0360199.01